EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Livestar Entertainment Group, Inc.
Vancouver, British Columbia, Canada

We hereby consent to the use, in the Registration Statement of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) on Form S-8 relating to the registration of 30,000,000 common shares to be issued pursuant to the Employee Stock Incentive Plan for the Year 2003, of our Auditors' Report, dated April 8, 2003, on the consolidated balance sheets of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) as of December 31, 2002 and 2001, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years ended December 31, 2002 and 2001, and for the period from inception, October 12, 2000, to December 31, 2002.

                                                     /s/ Morgan & Company
                                                     -------------------------
                                                     Morgan & Company
                                                     Chartered Accountants

Vancouver, Canada
August 8, 2003